Exhibit 10.1

THIS PROMISSORY NOTE AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS PROMISSORY NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SHARES IS EFFECTIVE UNDER THE ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW AND, IF THE CORPORATION REQUESTS, AN OPINION SATISFACTORY TO THE CORPORATION TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.

PROMISSORY NOTE

$35,000	December 27, 2010

1.           Promise to Repay.  Israel Growth Partners Acquisition Corp., a Delaware corporation (“Borrower”), promises to pay to Moorland Lane Partners, LLC, a Delaware limited liability company, or its permitted assigns (“Lender”), the principal sum of THIRTY-FIVE THOUSAND DOLLARS ($35,000) (the “Principal”) together with interest thereon at the rate hereinafter specified and any and all other sums which may be due and owing to the Lender in accordance with the terms contained herein as repayment of this Promissory Note (the “Note”). As a condition precedent to any obligation of the Borrower hereunder, Lender shall deliver to Borrower in cash, certified check payable to Borrower or liquid funds wired to an account specified by Borrower, the entire amount of the Principal.

2.           Interest; Penalty Interest.  Interest on this Note shall accrue from the date hereof at a rate per annum equal to six percent (6%).  Notwithstanding any other provision contained in this Note, the maximum rate of interest hereunder at any time shall not exceed the maximum rate then permitted by law.  All accrued interest shall be due on the first to occur of: (i) the Maturity Date (as defined below); or (ii) the repayment in whole or in part of the principal amount of this Note.  During an Event of Default (as defined in Section 6), the interest rate applicable to the then outstanding balance shall be twelve percent (12%).

3.           Calculation of Interest.  Interest on the unpaid principal amount of this Note shall be calculated on the basis of a 360-day per year factor applied to the actual days on which there exists an unpaid principal balance due under this Note.

4.           Maturity.  The principal balance of this Note, together with all then unpaid and accrued interest, shall be due and payable in full on twenty-four (24) months from its issuance (the “Maturity Date”).  If payment is not made by the Maturity Date, the Borrower shall have five (5) business days from the date of such notification to make full payment (the “Cure Period”).

5.           Prepayment; Payment.  The Borrower may prepay this Note, together with all then unpaid and accrued interest, in whole or in part at any time or from time to time without penalty or additional interest.  Any prepayment will be applied pro rata to the outstanding balances due under the Note.  Payments will be applied first to interest due and payable at the time of payment and then to principal.  Payments of interest must be made in such coin or currency of the United States of America as at the time of payment is legal tender of the payment of public and private debts or by wire transfer to an account specified by Lender at least 10 days prior to the Maturity Date or by certified check made payable to the Lender. Payments received after 5:00 p.m. New York time will be treated as being received on the next banking day.  If any interest is paid on this Note that is deemed to exceed the then-legal maximum rate, that portion of the interest payment representing an amount in excess of the then-legal maximum rate will be deemed a payment of principal and applied to the principal balance of this Note.

6.           Default and Remedies.  If there shall be any Event of Default hereunder (as defined below), at the option and upon the declaration of the Lender, this Note shall accelerate and all principal and unpaid accrued interest shall become due and payable.  The occurrence of any one or more of the following prior to repayment in full or conversion, whichever comes first, shall constitute an “Event of Default”:

(a)           if the full amount due under the Note, including outstanding principal, accrued and unpaid interest and all other sums due thereunder, is not received prior to the date when due;

(b)           the Borrower fails to discharge a material judgment rendered against the Borrower within thirty (30) days;

 (c)           the Borrower files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

 (e)           an involuntary petition is filed against the Borrower by a third party (unless such petition is dismissed or discharged within sixty (60) days) under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Borrower.

7.           Costs of Collection.  If at any time the indebtedness evidenced by this Note is collected through legal proceedings or this Note is placed in the hands of an attorney or attorneys for collection, Borrower hereby agrees to pay all costs and expenses of collection (including reasonable attorneys’ fees) incurred by the Lender in collecting or attempting to collect such indebtedness.

8.           Governing Law.  This Note shall be governed by and construed under the laws of Delaware as applied to agreements among Delaware residents made and to be performed entirely within the state, without giving effect to conflicts of laws principles. The parties hereby covenant and agree that any action brought to enforce the terms of this Note shall be located in the state or federal courts located in the State of Maryland.  The parties hereby consent to the jurisdiction of such courts and waive any defense of an inconvenient forum and any right of jurisdiction on account of the place of residence or domicile.  THE BORROWER HEREBY WAIVES ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING RELATING TO SUCH MATTERS.

9.           No Waiver.  The delay or failure of Lender to exercise its rights hereunder shall not be deemed a waiver thereof.  No waiver of any rights of the Lender shall be effective unless in writing and signed by the Lender and any waiver of any right shall not apply to any other right or to such right in any subsequent event or circumstance not specifically included in such waiver.

10.         Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (c) one (1) day after deposit with a nationally recognized overnight courier, specifying next-day delivery, with written verification of receipt. All communications to the Company or the Holder shall be sent to 4808 Moorland Lane, Suite 109, Bethesda, MD 20814, or to such other address as the Company or Holder may designate by ten (10) days advance written notice to the other parties hereto.

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IN WITNESS WHEREOF, the Borrower has caused this Note to be executed on its behalf by its duly authorized officer as of the day and year first above written.

ISRAEL GROWTH PARTNERS ACQUISITION CORP.

By:	/s/ Craig Samuels
Name: Craig Samuels
Title: President and Chief Executive Officer